                            STOCKHOLDERS AGREEMENT
                     BY AND BETWEEN RBCJJ ASSOCIATES, LLC
                         AND SEL-LEB MARKETING, INC.


             AGREEMENT made this 31st day of October 1997, by and between RBCJJ ASSOCIATES, LLC ("LLC"), a New York limited liability company, with offices at 25 Seabro Avenue, North Amityville, New York 11701, and SEL-LEB MARKETING, INC. ("SEL-LEB"), with offices at 495 River Street, Paterson, New Jersey 07524 (hereinafter called the "Shareholders"), and ALES SIGNATURE LTD. ("ALES"), with offices at 495 River Street, Paterson, New Jersey 07524 (hereinafter called the "Corporation").

             WHEREAS, the Shareholders are the owners of all the outstanding shares of the Corporation, and in particular LLC owning ten (10) shares representing ten (10%) percent of the outstanding shares and SEL-LEB owning ninety (90) shares representing ninety (90%) percent of the outstanding shares; and

             WHEREAS, the Corporation has been formed for the purposes of acquiring by contract specific assets of Signature Beauty Care
Corp. ("SBC") and to market products bearing the Signature trademarks. The Asset Purchase Agreement is subject to approval by the United States Bankruptcy Court; and

             WHEREAS, the success of the Corporation will require the active interest, management and financial support of the Shareholders; and

             WHEREAS, the Shareholders desire to provide a plan for the future as to their respective rights of ownership and to guard against introduction into the ownership of the Corporation of other persons or entities by restricting the privilege of owning shares in the Corporation; and

             WHEREAS, the Shareholders desire to establish such provisions with respect to management and compensation that are consistent with the objectives of the Shareholders.

             NOW, THEREFORE, in consideration of mutual promises and other valuable considerations, the Shareholders and the Corporation agree with each other as follows:

             1.   Definitions.  For all purposes of this Agreement:

             (a) The term "transfer", "dispose", or any similar term means any sale, exchange, gift, bequest, pledge, security interest, or other alienation or disposition whatsoever of any shares of the Corporation or any interest therein, except transfers to immediate family members, in trust or otherwise or for estate and/or tax planning, including any distribution by an executor, administrator, or trustee.

             (b) The term "involuntary transfer" means any transfer or disposition of shares under judicial order, legal process, execution, attachment, or enforcement of a pledge, trust or other security interest.

             (c) The term "involuntary transferee" means anyone who acquires an interest in or title to the shares by virtue of an involuntary transfer.

             (d) The term "shares" means common shares of the Corporation and includes the shares presently outstanding and all common shares which may hereafter be issued by the Corporation.

             (e) The term "Shareholders then holding shares" means those Stockholders who are at the time owners of record upon the books of the Corporation of any of the shares.

             2. Contributions to Capital of the Corporation. The Shareholders will simultaneously herewith initially commit to fund the Corporation with such amounts as may be necessary to purchase the Signature Beauty Care assets in accordance with the terms of the Asset Purchase Agreement on a 90%/10% basis, with SEL-LEB contributing 90% and LLC 10% and such further and other amounts as may be necessary for working capital in the same ratio. The working capital contribution shall not exceed Three Hundred Thousand ($300,000.00) Dollars in the aggregate.

             3. Management and Operation in Profits of the Corporation.

             (a) The Board of Directors of the Corporation shall consist of four of the named individuals below or their designees for the term of this Agreement. At the next meeting of Shareholders, at which elections are held and at all future elections for the duration of the term of this Agreement, the Shareholders shall vote to elect or vote to continue in office, whichever is applicable, the following persons to serve as the Directors of the Corporation:

                                 Chris Bianco
                               Joel Spielfogel
                                 Jack Koegel
                                  Jan Mirsky

             (b) At the next meeting of Shareholders, at which elections are held and at all future elections for the duration of the term of this Agreement, the Shareholders shall vote to elect or vote to continue in office, whichever is applicable, the following persons to serve as the officers of the Corporation:


                  President:                     Joel Spielfogel
                  Executive VP:                  Chris Bianco
                  Secretary/Treasurer:           Jan Mirsky
                  Chairman of the Board/
                  Chief Executive Officer:       Jack Koegel

             (c) At the next meeting of Shareholders, the Shareholders shall vote to so amend the By-Laws of the Corporation to provide that officers of the Corporation shall be elected directly by the shareholders and that regardless of "titles", each officer shall have equal authority with regard to conducting the business of the Corporation.

             (d) All decisions of the Board of Directors shall be determined by a majority vote of the entire Board of Directors. "Deadlocks" shall constitute a no-vote by the Board of Directors and Shareholders and cannot be broken by any vote of the Shareholders. A unanimous vote of the Board of Directors will be required for the filing of a petition for dissolution of the Corporation.

             (e) All decisions of the Shareholders shall be determined by a majority vote of the same individuals that constitute the Board of Directors in accordance with the procedure set forth in subparagraph (d) above, without regard to percentage ownership in stock.

             (f) All cash, checks and instruments for the payments of money are to be deposited in the Corporation's bank account or accounts.

             (g) All applications for loans or other advances of money must be signed jointly by both the President and Chief Executive Officer or Secretary of the Corporation, unless otherwise directed by the Board of Directors.

             4.   Restriction on Shares and Transfer.

             No Shareholder shall dispose of or encumber or transfer any shares of the Corporation during the three-year period following the date of execution of this Agreement. Following the expiration of the three-year period, no transfer may be made of any of the shares of the Corporation without the prior written consent of the other Shareholder. The other Shareholder shall have the first right of refusal. Any purported transfer or disposition of shares in violation of the terms of this Agreement shall be void, and the Corporation shall not recognize or give an effect to such transaction.

             5.  Insolvency, etc.

             In the event that hereafter:

             (a) There shall be filed by either Shareholder in any Court, pursuant to any statute, either of the United States or of any State or any United States Possession, a Petition in Bankruptcy or insolvency, or upon any Petition being filed against any Shareholder, or the Shareholder shall be adjudicated a bankrupt or an insolvent; or

             (b) There shall be appointed a Receiver or Trustee of all or substantially all of the property of either Shareholder and such Receivership shall not be terminated within thirty (30) days after the appointment; or

             (c) Either Shareholder shall make a General Assignment for the benefit of creditors; or

             (d) Either Shareholder shall take advantage of any Insolvency Act for the relief of debtors; or

             (e) Any attachment potentially involving a sale of either Shareholder's stock in the Corporation shall be levied against the assets of either Shareholder, which attachment shall not be removed within thirty (30) days; or

             (f) An execution shall be issued against the stock of either Shareholder and shall remain unpaid, unsatisfied and unstayed, pending appeal, for a period of thirty (30) days.

             Then, in such event ("a" through "f"), the Corporation firstly, and then the other Shareholder, shall have the option to purchase the shares owned by such Debtor/Shareholder; the purchase shall be effectuated in the same manner and in the same proportions of stock as hereinafter set forth in Paragraph "12" of this Agreement; except that the option to so purchase shall be exercised by serving a Notice to such effect upon the Debtor/Shareholder within thirty (30) days after the notice of completion of any of the aforementioned events and that wherein in the heretofore the words "Selling Shareholder" are used, it shall be deemed to mean "notice of completion of any of the aforementioned events". In the event that the Corporation and the other Shareholders fail to exercise their option to purchase and the Debtor/Shareholder's stock shall be transferred to any subsequent owner, assignee or transferee, then such stock shall be subject to all of the restrictions and provisions of this Agreement.

             6. Legends. Each certificate for the shares of stock of the Corporation now or hereinafter issued shall be inscribed with the following legends:

             "The shares represented by this certificate are subject to the terms and conditions of an Agreement among the Shareholders of the Corporation, dated the day of , 19 , a copy of which is on file at the offices of the Corporation."

             7.  Valuation of No Par Value Common Shares.


             The parties acknowledge and agree that the value of the no par common shares upon full contribution of capital as provided for in Paragraph "2" is $10,000.00 per share and that LLC is the holder of ten (10) shares and that SEL-LEB is the owner of ninety (90) shares.

             8.  Duties of Shareholders.

             It is agreed that LLC (Chris Bianco and Joel Spielfogel) will be responsible for all sales of the Corporation and shall devote so much of their time as necessary to fully discharge this responsibility. LLC shall not perform any other work or services which would be in competition with or inconsistent with the best interests of the Corporation.

             9.  Salaries.

             It is understood and agreed that neither the Shareholders nor the Board of Directors shall receive a salary for services rendered to the Corporation unless expressly agreed in writing at any time during the term of this Agreement.

             10.  Sales Commissions (Overrides) and Business
                  Related Expenses.

             (a) It is understood and agreed that LLC shall be entitled to and receive from the Corporation a two (2%) percent override calculated upon the net sales of the Corporation, payable the 15th day of the month following the month in which payment has been made to the Corporation. "Net Sales" is defined as actual monies paid and retained by Ales for the sale of Signature products less returns, credits, charge-backs and commissions to brokers.

                      (i) With respect to sales made by brokers engaged by the Corporation, the override may be excluded by agreement of the parties.

             (b) LLC's sales representatives shall be entitled to receive reimbursement for all reasonable and necessary business expenses (travel included) expended in connection with the furtherance of the Corporation's business within fifteen (15) days following the close of the prior month for which the expenses had been incurred and vouchers submitted. In the event that the sales representatives may be conducting other business than that of the Corporation, the expenses shall be allocated proportionately.

             11. Services of SEL-LEB. It is understood and agreed that SEL-LEB will be responsible for the marketing of the Corporation's products and any related activities, such as warehousing, packaging, shipping, financial, etc. In consideration of such services, SEL-LEB will charge back to the Corporation its actual costs for labor and actual expenses. There will be no charge-backs to the Corporation by SEL-LEB for indirect overhead marketing or financial services provided to the Corporation. Financial statements as to the operation of the Corporation shall be prepared and distributed to the Shareholders and Directors quarterly.

             12.  LLC's Rights to Purchase Additional Stock of ALES.

             In accordance with the terms and conditions hereinafter set forth, LLC shall have the unqualified right to acquire from SEL-LEB an additional thirty-nine (39) shares of no par value common stock, which equates to a forty-nine (49%) percent ownership of the Corporation:

             (a) In the event that at any time following the execution of this Agreement, the Corporation elects to sell or merge the Corporation with another entity, LLC may, at its option, notify SEL-LEB in writing of its intent to purchase thirty-nine (39) shares of SEL-LEB's no par value common stock at a price of $15,000.00 per share, payable upon such terms as may be mutually agreed; or

             (b) In the event that at any time following the execution of this Agreement, the Corporation receives a letter of intent from an underwriter for an initial public offering, LLC may, at its option, notify SEL-LEB in writing prior to registration with the Securities and Exchange Commission of its intent to purchase thirty-nine (39) shares of SEL-LEB's no par value common stock at a price of $20,000.00 per share, payable upon such terms as may be mutually agreed; or

             (c) In the event that neither of the events described in subparagraphs (a) and (b) above occur, at the end of a two-year period following the date ALES first ships Signature product, LLC may, at its option, within six months thereafter, purchase thirty-nine (39) shares at the original price of $10,000.00 per share, payable under such terms as may be mutually agreed. As a condition to the purchase and simultaneously therewith, SEL-LEB will cause its banking institution to release the assets of ALES which are presently the subject of cross-collateralization pursuant to SEL-LEB's credit agreement with the banking institution.

                      (i) Upon LLC exercising its option, the net worth of the Corporation shall be determined as of the close of the preceding quarter; and
                      (ii) The net worth shall be distributed to the respective Shareholders, ninety (90%) percent to SEL-LEB and ten (10%) percent to LLC. In the event that there is insufficient cash to distribute the net worth, then the available cash shall be distributed in accordance with the percentages stated above and the balance in the same percentages shall be entered upon the books of the Corporation as loans by the Shareholders to the Corporation payable with interest upon such terms as may be mutually agreed.

             13.  Notice of Offer and Acceptance of Shareholders' Stock.

             (a) Subject to the provisions of Paragraph "4" herein, if either Shareholder shall desire to sell, encumber or dispose of all of his shares of stock in the Corporation, then said Shareholder shall promptly give notice (hereinafter referred to as a "Notice to Sell"), to the Corporation and the other Shareholder, offering to sell to the Corporation and/or the other Shareholder, as the case may be, all of his stock and such Shareholder shall hereinafter be referred to as the "Selling Shareholder".

             (b) A Notice to Sell once given or where deemed to have been given as provided for in this Agreement shall constitute an offer to sell and shall subject the shares of the selling Shareholder as the case may be, as herein contained.
             (c) Within thirty (30) days of the giving of such Notice to Sell or within thirty (30) days after such Notice to Sell shall be deemed to have been given, the remaining Shareholder and Directors shall cause a joint meeting of Shareholders and Directors to be called and held. At such meeting, the stock of the Selling Shareholder shall be offered for sale and shall be subject to an option to purchase on the part of the Corporation upon such terms as may be mutually agreed; and in the event the Corporation desires to exercise said option, it shall exercise said option at such joint meeting of Shareholders and Directors by resolution; and shall within ten (10) days thereafter cause a written notice to be given in the manner hereinafter provided for (hereinafter referred to as the "Notice of Acceptance"). The Selling Shareholder must be deemed in attendance at such meeting, but must abstain from all votes taken thereat.

             (d) If the Corporation shall be prohibited by law from acquiring the entire stock, or any part thereof so offered, or for any reason shall fail or refuse to exercise its option to purchase said stock, or any part thereof, then the shares offered to purchase said stock, or any part thereof, then the shares offered and not purchased by the Corporation shall be subject to an option on the part of each of the remaining Shareholder (hereinafter "Remaining Shareholder") to purchase a proportionate number of shares not purchased by the Corporation; which option shall be exercised, if at all, by said Shareholder, acting as a group causing a "Notice of Acceptance" to be served within ten (10) days after the aforesaid joint meeting in the manner herein provided for. The exercise of such option by any Shareholder shall be conditioned upon its agreeing to hold any stocks so acquired subject to the terms and conditions of this Agreement. The term "proportionate number of shares" shall mean that proportion of the stock of the Corporation offered for sale to the remaining Shareholder equal to the proportion of the stock that each purchasing remaining Shareholder bears to the stock of the Corporation owned by the remaining Shareholder. The Corporation shall have the right to allot shares so as to avoid fractional share interests.

             14.  Right to Sell to Third Parties.

             If the Corporation and the remaining Shareholder shall fail to exercise their options to purchase the shares of stock offered for sale, the Selling Shareholder may, in accordance with an exemption from securities registration, sell or dispose of any of the shares offered and refused, to any other person, firm, or Corporation; provided only that the stock so transferred shall thereafter be subject to all of the restrictions and provisions of this Agreement.

             15.  Purchase Price.

             The purchase price of the stock shall be based upon the percentage valuation of the stockholder equity set forth in the most recent audited financial statement of the Corporation.

             16.  Right to Conduct Similar Business.

             It is understood and agreed that both LLC and SEL-LEB are, at the present time, engaged, directly and indirectly through affiliated entities, in the cosmetics business. SEL-LEB's principal business activity is the cosmetics business and it shall continue to have the right to pursue such business. This Agreement shall not prevent the LLC or any of its affiliated entities, such as Stealth or Creative Packaging, from continuing to buy and sell cosmetic products, providing that it shall not in any manner, directly or indirectly, purchase or sell cosmetic products that would be competitive with the Signature product lines which are to be marketed by ALES as particularly set forth in the second "WHEREAS" clause appearing on the first page of this Agreement.

             17.  Trademarks.

             The Corporation shall not sell or otherwise convey the trademark rights owned or hereinafter acquired by the Corporation except with the unanimous consent of all of the Stockholders.

             18.  Actions in Violation of This Agreement.

             (a) In the event the shares of stock of any Shareholder are pledged, hypothecated, transferred or disposed of in any manner, without complying with the provision of this Agreement, or if such shares are taken in execution or sold in any voluntary or involuntary legal proceeding, sale, bankruptcy, insolvency or in any other manner, the Corporation and the other

Shareholder shall, upon actual notice thereof, in addition to their rights and remedies under this Agreement, be entitled to purchase such shares from the Transferee thereof, under the same terms and conditions and at the same price as set forth in the provisions of this Agreement dealing with the sale of the stock held by such Transferee, as if the Transferee had offered to sell such shares, but in no event shall the purchase price exceed the amount paid for said shares by the Transferee. The Corporation may, at its option, refuse to transfer on its books and its records any shares transferred in violation of this Agreement.

             (b) A Shareholder who shall petition any Court for the dissolution of the Corporation shall be deemed to have offered his shares for sale under the same terms and conditions set forth in Paragraph 12(c) of this Agreement.

             19.  Termination of Agreement.

             This Agreement shall terminate on the occurrence of any of the following:

             (a)  The dissolution or bankruptcy of the Corporation.

             (b) The acquisition of all stock in the Corporation by any individual, firm, corporation or other entity.

             (c) At such time when there is only one Shareholder of the Corporation.

             20.  Arbitration.

             Any dispute or controversy of any kind or nature, relating to this Agreement or the breach of performance thereof, that shall arise among the parties hereto or their legal representative, shall be settled and determined by binding arbitration in the County of Nassau, State of New York, in accordance with the rules then obtaining of the American Arbitration Association, before an arbitrator or arbitrators selected by said Association pursuant to its rules. All costs of arbitration shall be borne as directed by the arbitrators. Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction. The arbitrator or arbitrators shall be entitled to compel specific performance and/or injunctive relief by the parties of their duties and obligations under this Agreement in order to more effectively accomplish the intentions and desires set forth in the preamble to this Agreement.

             21.  Amendment.

             This Agreement may not be validly modified, amended, rescinded, changed or discharged unless the same is in writing, and signed by the parties affected thereby, or by their duly authorized agents.

             22.  Entire Agreement.


             This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter herein contained, and there are no agreements, understandings or representations made or existing among the parties hereto, whether written or oral, except as is herein expressly set forth.

             23.  Effect of a Waiver.

             No waiver of a provision of this Agreement shall be deemed a waiver of any other provision or shall a waiver of the performance of a provision in one or more instances be deemed a waiver of future performance thereof.

             24.  Separability.

             If any provision of this Agreement shall be determined by the arbitrators, or by any Court having jurisdiction, to be invalid, illegal or unenforceable, the remainder of this Agreement shall not be affected thereby but shall continue in full force and though such invalid, illegal or unenforceable provision or provisions were not originally a part hereof.

             25.  Binding Effect of this Agreement.

             This Agreement shall be binding not only on the parties hereto, but also on their heirs, executors, administrators, successors, and assigns, and the parties hereto agree for themselves their heirs, executors, administrators, successors and assigns, to execute any instruments which may be necessary and proper to carry out the purposes and intent of this Agreement.

             26.  Endorsement.

             All stock certificates of the Corporation shall contain an endorsement that they are subject to the terms and provisions of this Agreement.

             27.  General and Number.

             As used in this Agreement, wherever necessary or appropriate, singular shall be deemed to include the plural and vice-versa and the masculine gender shall be deemed to include the feminine and vice-versa, as the context may require.

             28.  Controlling Law.

             This Agreement, having been made and executed in the State of New York, shall be construed and enforced in accordance with the laws of the State of New York.

             29.  Previous Agreements.

             This Agreement supersedes any previous agreements between the parties, or some of the parties, hereto.

             30.  Notices.

             Except as otherwise provided herein, any and all notices, requests, demands and other communications hereunder shall be in writing and shall have been deemed to have been given when sent by registered or certified mail, return receipt requested, addressed to the appropriate parties at their respective addresses as contained in the records of the Corporation, or to such addresses as may be given in writing by any such party to the Corporation and the attorneys indicated below:

                      TO:



                      TO:



                      TO:



                      TO:




or to any party hereto at such other address as shall be specified in a notice similarly given to all parties hereto.

             31.  Benefit.

             This Agreement shall be binding upon the parties and their legatees, distributees, legal representatives, successors, and assigns.

             32.  Counterparts.

             This Agreement may be executed in numerous parts, each of which shall be considered as an original. One Agreement is delivered to each of the Shareholders and one to the Corporation.

             IN WITNESS WHEREOF, the Shareholders have signed this Agreement on the day and year first above written.


RBCJJ ASSOCIATES, LLC                SEL-LEB MARKETING, INC.




By:/s/ Chris Bianco                  By:/s/ Jan S. Mirsky
   ------------------------          ----------------------------
   Chris Bianco, Member              Jan S. Mirsky
                                     Executive Vice President

                                      ALES SIGNATURE LTD.


                                      By:/s/ Jack Koegel
                                         ---------------------------
                                         Jack Koegel
                                         Chief Executive Officer/
                                         Chairman of the Board

Attest:


/s/ Jan S. Mirsky
------------------------
Secretary




STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NASSAU   )

             On the 31st day of October, 1997, before me personally came CHRIS BIANCO, to me known, who, being by me duly sworn, did depose and say that he is a member of RBCJJ ASSOCIATES, LLC, a New York limited liability company described in and which executed the foregoing instrument; that he knows the seal of said LLC; that the seal affixed to said instrument is such LLC seal; that it was so affixed by order of the board of directors of said LLC, and that he signed his name thereto by like order.


                                         /s/ Martin I. Saperstein
                                         --------------------------------
                                               Notary Public

STATE OF           )
                   ) ss.:
COUNTY OF          )

             On the ______ day of October, 1997, before me personally came HAL MARKOWITZ, to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board of SEL-LEB MARKETING, INC., the Corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                         -------------------------------
                                               Notary Public




STATE OF           )
                   ) ss.:
COUNTY OF          )

             On the ______ day of October, 1997, before me personally came JACK KOEGEL, to me known, who, being by me duly sworn, did depose and say that he is the Chief Executive Officer and Chairman of the Board of ALES SIGNATURE LTD., the Corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                         -------------------------------
                                               Notary Public